Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 10, 2018 (except for the fifth paragraph of Note 1, as to which the date is October 1, 2018), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-227333) and related Prospectus of Allogene Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

October 2, 2018